The Prudential Series Fund
For the period ended 6/30/08
File number 811-03623


                          SUB-ITEM 77D

          Policies With Respect to Security Investment


                      ADVANCED SERIES TRUST
                   THE PRUDENTIAL SERIES FUND

 Supplement dated March 20, 2008 to the Statement of Additional
                 Information dated May   1, 2007

This   Supplement  sets  forth  changes  to  the  Statements   of
Additional Information, dated May 1, 2007 (each, an SAI), of each of The Prudential Series Fund and Advanced Series Trust (each, a
Fund, and together, the Funds).

All of the Funds' Portfolios discussed in this Supplement may not be available under your variable contract. For more information about the Portfolios of each Fund available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the SAI and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the SAI.

A.   Change  in  Subadvisory  Fee  Rate  Applicable  to   Certain
Portfolios  Subadvised by Pacific Investment  Management  Company
LLC

Effective on April 1, 2008, the subadvisory fee rate applicable to some or all of the assets the following Portfolios of each Fund subadvised by Pacific Investment Management Company LLC
(PIMCO) will change:

              Advanced Series Trust: AST Advanced Strategies Portfolio Advanced Series Trust: AST PIMCO Total Return Bond Portfolio
              The Prudential Series Fund: SP PIMCO Total Return Bond Portfolio
              The   Prudential  Series  Fund:  Diversified
Conservative   Growth
            Portfolio

To reflect these changes, the table of subadvisory fee rates appearing in Part I of the SAI of each Fund, in the section entitled "Management and Advisory Arrangements" is hereby revised as of April 1, 2008 by deleting the subadvisory fee rates applicable to PIMCO for each of the above-referenced Portfolios, and substituting the following new subadvisory fee rate for assets managed under a "total return" strategy:

          0.250%  on  aggregate  assets up to  and  including  $1
 billion;
          0.225% on aggregate assets over $ 1 billion*

  *For purposes of the fee calculation, the assets of all portfolios or funds managed under a "total return" strategy or mandate by Pacific Investment Management Company LLC on behalf of Prudential Investments LLC and/or AST Investment Services, Inc. (as mutually agreed upon and identified by the parties) shall be aggregated on each day that the total of all such aggregated assets totals at least $3 billion. On any day that the total of all such aggregated assets totals less than $3 billion, the subadvisory fee rate for each such fund or portfolio shall be 0.25%

B. Change in Subadvisory Fee Rate Applicable to
  AST Mid-Cap Value Portfolio

Effective on April 1, 2008, the subadvisory fee rate applicable to the portion of the AST Mid-Cap Value Portfolio subadvised by WEDGE Capital Management L.L.P. will change. To reflect this change, the table of subadvisory fee rates appearing in Part I of the SAI of the Fund, in the section entitled "Management and Advisory Arrangements" is hereby revised as of April 1, 2008 by deleting the subadvisory fee rates applicable to WEDGE Capital Management L.L.P. and substituting the following new subadvisory fee rate:

          0.75%  on  average daily net assets up to and including
      $10 million;
          0.65% on average daily net assets over $10 million up to and including $25 million;
          0.50% on average daily net assets over $25 million to $100 million;
          0.40% on average daily net assets over $100 million up to and including $150 million;
          0.30% on average daily net assets over $150 million

C. Change in Subadvisory Fee Rate Applicable to Portfolios
Subadvised by First Trust Advisors, L.P.

Effective on April 1, 2008, the subadvisory fee rate applicable to the following Portfolios of Advanced Series Trust subadvised by First Trust Advisors, L.P. will change:

              Advanced Series Trust: AST First Trust Capital Appreciation Target
            Portfolio
              Advanced Series Trust: First Trust Balanced Target Portfolio

To reflect these changes, the table of subadvisory fee rates appearing in Part I of the SAI of the Fund, in the section entitled "Management and Advisory Arrangements" is hereby revised as of April 1, 2008 by deleting the subadvisory fee rates applicable to First Trust Advisors, L.P. for each of the above-referenced Portfolios, and substituting the following new subadvisory fee rate:

          0.35%  on  average daily net assets up to and including
      $250 million;
          0.30% on average daily net assets over $250 million up to and including $500 million;
          0.25% on average daily net assets over $500 million to $1 billion;
          0.20% on average daily net assets over $1 billion




ASTPSFSAI-SUP2